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                                                   UNITED STATES
                                        SECURITIES AND EXCHANGE COMMISSION
                                              Washington, D.C. 20549

                                                     FORM 8-K

                                                  CURRENT REPORT

                      Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                        Date of Report (Date of earliest event reported): December 11, 2003

                                               EDISON INTERNATIONAL
                              (Exact name of registrant as specified in its charter)

                 CALIFORNIA                           001-9936                              95-4137452
        (State or other jurisdiction                 (Commission                         (I.R.S. Employer
              of incorporation)                     File Number)                        Identification No.)

                                             2244 Walnut Grove Avenue
                                                  (P.O. Box 800)
                                            Rosemead, California 91770
                           (Address of principal executive offices, including zip code)

                                                   626-302-2222
                               (Registrant's telephone number, including area code)

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Cover Page

Items 1 through 4 and 6 through 12 are not included because they are inapplicable.

         This current report includes forward-looking statements.  These forward-looking statements are based on current expectations and projections about future events based on knowledge of facts as of the date of this current report and assumptions about future events.  These forward-looking statements are subject to various risks and uncertainties that may be outside the control of Edison International and its subsidiaries.  Edison
International has no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.  This current report should be read in conjunction with Edison
International's 2002 Annual Report on Form 10-K and Quarterly Reports on Form 10-Q for the first three quarters of 2003.  Capitalized terms used in this current report which are not specifically defined have the meanings set forth in the other reports.

Item 5.  Other Events.

Common Stock Dividend

On December 11, 2003, the Board of Directors of Edison International declared a common stock dividend of 20 cents per share payable on January 31, 2004, to shareholders of record as of January 6, 2004.

Edison Mission Energy Developments

On December 11, 2003, Mission Energy Holdings International, Inc. (which is an indirect subsidiary of Edison
International and a direct subsidiary of Edison Mission Energy) received funding under a three-year, $800 million secured loan from Citigroup, Credit Suisse First Boston, JPMorgan Chase Bank, and Lehman Brothers.  Interest on
this secured loan is based on LIBOR (with a LIBOR floor of 2%) plus 5%.  Net proceeds from this financing, after payment of transaction expenses, were used to make an equity contribution of $550 million to Edison Mission
Midwest Holdings which, together with cash on hand, was used to repay Edison Mission Midwest Holdings' $781 million indebtedness due December 11, 2003.  The remaining net proceeds from this financing were used to make a deposit of cash collateral of approximately $67 million under the new letter of credit facility described below and to repay approximately $160 million of indebtedness of a foreign subsidiary under the Coal and CapEx facility guaranteed by Edison Mission Energy.  Mission Energy Holdings International owns substantially all of Edison
Mission Energy's international operations through its subsidiary, MEC International B.V.

On December 11, 2003, Edison Mission Energy's subsidiary, Midwest Generation EME, LLC, entered into a three-year,
$100 million letter of credit facility with Citibank, N.A., as Issuing Bank.  Under the terms of this letter of credit facility, Midwest Generation EME is required to deposit cash in a bank account in order to cash collateralize any letters of credit that may be outstanding under it.  The bank account is pledged to the Issuing
Bank.  On December 11, 2003, EME canceled $67 million of the commitment under its existing line of credit and was relieved of its reimbursement obligations with respect to the same amount of letters of credit issued under it.
Concurrently therewith, such letters of credit were issued under Midwest Generation EME's new letter of credit facility, and Midwest Generation EME made a deposit of cash collateral in the amount of $67 million for this purpose.  The funds for this deposit were obtained as part of the financing referred to above.  After giving effect to the commitment cancellation described above, EME's availability under its line of credit is approximately $145 million, none of which is currently drawn.  Midwest Generation EME owns
100% of Edison Mission Midwest Holdings, which in turn owns 100% of Midwest Generation LLC.

                                                    SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                      EDISON INTERNATIONAL
                                                                           (Registrant)

                                                                     /s/ KENNETH S. STEWART
                                                 -------------------------------------------------------------
                                                                       KENNETH S. STEWART
                                                        Assistant General Counsel and Assistant Secretary

Date:  December 11, 2003